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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 31, 2004


                          Allied Waste Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                 1-14725                                   88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
              (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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





Item 2.02         Results of Operations and Financial Condition.

On February 1, 2005, Allied Waste Industries, Inc. issued a press release announcing its financial results for three months and year ended December 31, 2004. The press release is furnished as Exhibit 99.1. Additionally, we have furnished unaudited supplemental data as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.
             (a)  Not applicable
             (b)  Not applicable
             (c)  Exhibits
                  99.1 Press Release issued February 1, 2005
                  99.2 Unaudited Supplemental Data










                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ALLIED WASTE INDUSTRIES, INC.


              By:                   /s/ PETER S. HATHAWAY
                 ---------------------------------------------------------------
                                      Peter S. Hathaway
                      Executive Vice President and Chief Financial Officer




Date:  February 1, 2005

                                                                 EXHIBIT 99.1
                                                                 ------------

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785

                                                         FOR IMMEDIATE RELEASE


         ALLIED WASTE REPORTS FOURTH QUARTER AND FULL YEAR 2004 RESULTS

                  -- Fourth Quarter Revenues Increase 2.6% --
                -- Strong Free Cash Flow for 2004 Driven by $109
                 Million Interest Reduction -- --Q4 EPS of $0.04,
      including $0.04 Charge for Executive and Organizational Realignment--

                      COMPANY ESTABLISHES OUTLOOK FOR 2005

  -- Operating Income Before D&A* of $1.425 Billion to $1.5 Billion for 2005 --

Scottsdale, AZ - February 1, 2005 - Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, today reported financial results for the fourth quarter and year ended December 31, 2004, and also announced its outlook for the full year 2005. Allied Waste highlighted the following information from its reported financial results for the quarter (and for the year where indicated):

>> Revenues increased 2.6% year over year, with positive price and volume growth;

>> Earnings per share of $0.04, including a $0.04 per share dilutive impact of executive and organizational realignment costs;

>> Operating income of $194 million;

>> Operating  income  before  depreciation  and  amortization*  of $332 million,
including  an  $18  million  charge  for  previously   announced  executive  and
organizational realignment;

>> Cash flow from operations of $212 million and $650 million for the year; and

>> Free cash flow* of $89 million and $219 million for the year.

Earnings per share for the fourth quarter 2004 were $0.04, including the net cumulative $0.04 per share dilutive impact comprised of executive and organizational realignment costs, costs incurred to repay debt prior to maturity and the gain from the mark to market of interest rate swap contracts. This compares to the fourth quarter 2003 per share loss from continuing operations of ($2.29), a loss that included the net cumulative $2.34 per share dilutive impact comprised of the non-cash charge for the conversion of the Series A preferred stock, costs incurred to repay debt prior to maturity and the net gain from the mark to market of interest rate swap contracts.

Revenues for the fourth quarter ended December 31, 2004 increased by $35 million or 2.6% to $1.347 billion from $1.313 billion in the fourth quarter 2003. The increase in revenue resulted from internal growth comprised of a $10 million, or 0.8%, increase in same store average unit price and a $21 million or 1.7% increase in same store volumes. Additionally, recycling revenue increased by $7 million, which was partially offset by a $3 million net decrease in revenue primarily from divestitures in 2004.

Operating income for the fourth quarter 2004 was $194 million, compared to $243 million for the fourth quarter 2003. For the fourth quarter ended December 31, 2004, operating income before depreciation and amortization* was $332 million, including $18 million of charges related to the previously announced executive and organizational realignment, compared to $384 million in the fourth quarter of 2003. Total growth in revenue was more than offset by increases in other operating expenses including volume driven costs, maintenance, landfill operating costs, transportation, fuel and professional fees.

Cash flow from operations in the fourth quarter 2004 was $212 million, compared to $179 million in the fourth quarter 2003. During the fourth quarter 2004, free cash flow* was $89 million, compared to $71 million in the fourth quarter 2003 and debt decreased by $80 million to $7.76 billion.

For the year ended December 31, 2004, operating income was $886 million compared to $1.035 billion for the year ended December 31, 2003. For the year ended December 31, 2004, operating income before depreciation and amortization* was $1.446 billion, including $18 million of charges for the previously announced executive and organizational realignment on revenues of $5.362 billion compared to operating income before depreciation and amortization* of $1.581 billion on revenues of $5.248 billion for the year ended December 31, 2003. For the year ended December 31, 2004, net income from continuing operations was $0.11 per share, including the net cumulative $0.31 per share dilutive impact comprised of executive and organizational realignment costs, costs incurred to repay debt prior to maturity, and the gain from the mark to market of interest rate swap contracts. For the year ended December 31, 2003, net loss from continuing operations were ($2.36) per share, including the net cumulative $2.68 per share dilutive impact of the non-cash charge for the conversion of the Series A preferred stock, costs incurred to repay debt prior to maturity and the net gain from the mark to market of interest rate swap contracts.

For the year ended December 31, 2004 cash flow from operations was $650 million and free cash flow* was $219 million compared to cash flow from operations of $784 million and free cash flow* of $330 million for the year ended December 31, 2003. The decreases in the cash flow metrics are primarily due to the year over year reduction in operating income before depreciation and amortization* and the increase in capital expenditures, partially offset by a reduction in cash interest due to continued debt and interest rate reductions.

Comments on 2004 and Outlook for 2005

"We are pleased to report 2004 year-end results that are in-line with our recent guidance, and that Allied generated $219 million of free cash flow for the year," said Charles H. Cotros, Chairman and CEO of Allied Waste. "Revenue growth from both pricing and volume continues to improve and we are making steady progress in the implementation of our Excellence Driven Standards and Best Practices Programs."

"Looking ahead, we are encouraged by our prospects for 2005, during which we intend to establish a platform for further growth and improvement in 2006 and beyond," said Don Slager, President and Chief Operating Officer of Allied Waste. "Our outlook for 2005 operating income before depreciation and amortization is a range of $1.425 billion to $1.500 billion. We intend to increase our reinvestment in the business while maintaining our ability to produce free cash flow for debt reduction."

Supplemental Operating Data:
(in millions, except percentages)
                                                                      2005 Outlook       2004 Actual
                                                                      ------------       -----------
Revenue growth.....................................................     2.0%                 2.2%
Effective tax rate.................................................      49%                  55%
Non-cash items in operating income before depreciation and
amortization.......................................................   $   70              $    67
Cash interest......................................................     (570)                (633)
Cash taxes.........................................................      (40)                 (36)
Preferred stock dividends..........................................      (20)                 (22)
Closure, post-closure and environmental expenditures...............      (90)                 (90)
Capital expenditures...............................................     (700)                (583)
Working capital....................................................       --                   70

Financing Considerations

Allied Waste also announced today that it is reviewing opportunities in the credit and capital markets to refinance certain components of its capital structure, including its credit facility and other fixed rate notes. The objectives of a potential financing plan would be to extend near-term maturities, reduce interest rates and improve financial flexibility. In addition, the company is examining opportunities to retire certain high cost debt to improve cash flow and reduce financial leverage, and accessing both the debt and equity markets is under evaluation in this respect. The company cautioned that there can be no assurance it will consummate this potential financing plan.

"Allied is committed to maintaining a capital structure that supports its operating plans and income growth objectives. As we invest in the fleet and equipment and continue to pursue our Excellence Driven Best Practices Programs to control maintenance and other operating costs, we also are committed to maintaining a strong financial base. The financing considerations we are reviewing are aimed at these strategic goals," said Pete Hathaway, Executive Vice President and Chief Financial Officer of Allied Waste.

Conference Call and Other Information

Allied Waste will host a conference call related to the fourth quarter and year-end results on Tuesday, February 1st at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A replay of the call will be available on the site through February 15, 2005.

Allied Waste has filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2004, the Company served customers through a network of 314 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states.


*Information Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization and free cash flow, which are non-GAAP measures. We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating regions. Following is a reconciliation of operating income before depreciation and amortization to operating income:

($ in millions)                       For the Three Months Ended December 31,     For the Year Ended December 31,
                                      ----------------------------------------   -----------------------------------
                                             2004                 2003               2004                2003
                                      -------------------  -------------------   --------------    -----------------

Operating income before
  depreciation and amortization...... $       331.7        $        384.2        $     1,445.7     $      1,580.7
Less: Depreciation and  amortization.         138.1                 141.3                559.3              546.0
                                      -------------------  -------------------   --------------    -----------------
Operating income..................... $       193.6        $        242.9        $       886.4     $      1,034.7
                                      ===================  ===================   ==============    =================

                                                                                      2005 Outlook Range
                                                                             -------------------------------------
Operating income before depreciation and amortization......................  $       1,425         $        1,500
Less:  Depreciation and amortization.......................................            600                    600
                                                                             ------------------    ---------------
Operating income...........................................................  $         825         $          900
                                                                             ==================    ===============

Free cash flow is defined as operating income before depreciation and amortization plus other non-cash items, less cash interest, cash dividends, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital. Management believes the presentation of free cash flow is useful to investors because it allows them to better assess and understand the Company's ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company's residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations.

Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:

                                                       For the Three Months Ended             For the Year Ended
($ in millions)                                               December 31,                       December 31,
                                                      ------------------------------    --------------------------------
                                                         2004              2003              2004              2003
                                                      ------------     -------------    ----------------    ------------
Free cash flow....................................    $   89.1         $    71.3        $     218.5         $  329.6
Add: Capital expenditures.........................       216.6             144.8              582.9            491.8
     Capitalized interest.........................         3.1               4.1               13.0             15.7
     Payments of Series C Preferred Stock dividend         5.4               5.4               21.6             10.2
     Change in disbursement account...............       (94.9)            (13.9)             (53.8)           (10.5)
     Premiums on debt repurchases.................        (3.8)            (32.2)            (129.5)           (46.9)
     Other .......................................        (3.5)             (0.7)              (2.7)            (6.0)
                                                      ------------     -------------    ----------------    ------------
Cash provided by operating activities from
    continuing operations.........................    $  212.0         $   178.8        $     650.0         $  783.9
                                                      ============     =============    ================    ============


                                                                    2005 Outlook
                                                                    ------------
Free cash flow....................................................  $  75-150
Add:  Capital expenditures........................................        700
      Capitalized interest........................................         14
      Payments of Series C Preferred Stock dividend...............         20
                                                                    ------------
Cash provided by operating activities from continuing operations..  $ 809-884
                                                                    ============

Allied does not intend for these non-GAAP financial measures to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.


Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding (a) our "Outlook for 2005", including but not limited to estimates for operating income before depreciation and amortization*, free cash flow*, and debt repayment, (b) our expectation related to variations of quarterly results (c) the effect of cost control measures, including those in connection with the Excellence Drive program and reduced interest cost on our cash flow and earnings in 2005, (d) our expectation related to revenue growth and improvement in 2006 and (e) our ability to implement a financing plan or related transaction and the expected benefits from such plan or transaction.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt, possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business;
(17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (18) risks associated with undisclosed liabilities of acquired businesses; (19) we may not realize the net benefits of best practice programs; (20) potential errors in accounting estimates and judgments; (21) the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; and (22) the outcome of legal proceedings.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2003. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)

                                                 For the Three                         For the Three
                                                 Months Ended            % of          Months Ended           % of
                                               December 31, 2004       Revenues      December 31, 2003      Revenues
                                             ----------------------  -------------  --------------------  -------------
 Revenue..................................   $      1,347.2               100.0%    $       1,312.5            100.0%
 Cost of operations.......................            871.0                64.6%              805.1             61.3%
 Selling, general and administrative
   expenses...............................            144.5                10.7%              123.2              9.4%
 Depreciation and amortization............            138.1                10.3%              141.3             10.8%
                                             ----------------------                 --------------------
   Operating income.......................            193.6                14.4%              242.9             18.5%
 Interest expense and other (A)...........            147.1                10.9%              212.1             16.2%
                                             ----------------------                 --------------------
   Income before income taxes.............             46.5                 3.5%               30.8              2.3%
 Income tax expense ......................             29.4                 2.2%               14.2              1.1%
 Minority interest........................              0.2                 0.0%                0.5              0.0%
                                             ----------------------                 --------------------
   Income from continuing operations......             16.9                 1.3%               16.1              1.2%
 Discontinued operations, net of tax .....              0.5                 0.0%              (18.9)            (1.4)%
                                             ----------------------                 --------------------
   Net income (loss)......................             17.4                 1.3%               (2.8)            (0.2)%
 Dividends on Series A Preferred Stock....               --                  --%              (18.4)            (1.4)%
 Dividends on Series C Preferred Stock....             (5.4)              (0.4)%               (5.4)            (0.4)%
 Non-cash conversion of Series A
   Preferred Stock........................                --                 --%             (496.6)(C)        (37.8)%
                                             ----------------------                 --------------------
   Net income (loss) available to common
     shareholders.........................   $         12.0                 0.9%    $        (523.2)           (39.8)%
                                             ======================                 ====================
 Weighted average common and
   common equivalent shares...............            319.6                                   220.3
                                             ======================                 ====================
 Income (loss) per common share from
  continuing operations...................   $         0.04                         $         (2.29)
                                             ======================                 ====================

 Income (loss) per common share...........   $         0.04                         $         (2.38)
                                             ======================                 ====================

 -----------------------------------------------------------------------------------------------------------------------
 Operating income before depreciation
    and amortization (B)..................   $        331.7               24.6%     $         384.2             29.3%
 -----------------------------------------------------------------------------------------------------------------------


(A) Interest expense and other for 2004 and 2003 includes: (a) $4.6 million (or $0.01 per share) and $37.3 million (or $0.10 per share), respectively, related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt, and (b) $1.0 million (or $0.00 per share) and $6.2 million (or $0.02 per share) of net gain, respectively, related to non-hedge accounting interest rate swap contracts and for 2003 amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts.

(B) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations is not reported in this amount.

(C) In December 2003, we completed the exchange of all of the Series A Preferred Stock outstanding for 110.5 million shares of our common stock. Due to a change in the original conversion terms, we were required to quantify the accounting effect of the change in conversion terms and reduce net income available to common shareholders by the corresponding amount. This amount has no effect on shareholders' equity because offsetting amounts are recorded to additional paid-in capital.

                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)

                                                 For the Twelve                         For the Twelve
                                                  Months Ended           % of            Months Ended           % of
                                                December 31, 2004      Revenues       December 31, 2003       Revenues
                                               --------------------  --------------  ---------------------  --------------
 Revenue..................................     $        5,362.0          100.0%      $      5,247.7            100.0%
 Cost of operations.......................              3,374.8           63.0%             3,190.1             60.8%
 Selling, general and administrative
   expenses...............................                541.5           10.1%               476.9              9.1%
 Depreciation and amortization............                559.3           10.4%               546.0             10.4%
                                               --------------------                  -------------------
   Operating income.......................                886.4           16.5%             1,034.7             19.7%
 Interest expense and other (A)...........                758.9           14.1%               832.9             15.9%
                                               --------------------                  -------------------
   Income before income taxes.............                127.5            2.4%               201.8              3.8%
 Income tax expense.......................                 72.2            1.3%                88.7              1.7%
 Minority interest........................                 (2.7)         (0.0)%                 1.9              0.0%
                                               --------------------                  -------------------
   Income from continuing operations......                 58.0            1.1%               111.2              2.1%
 Discontinued operations, net of tax......                 (8.7)         (0.2)%               (11.5)            (0.2)%
 Cumulative effect of accounting change,
   net of tax.............................                   --             --%                29.0              0.6%
                                               --------------------                  -------------------
   Net income.............................                 49.3            0.9%               128.7              2.5%
 Dividends on Series A Preferred Stock....                   --             --%               (80.0)            (1.5)%
 Dividends on Series C Preferred Stock....                (21.6)         (0.4)%               (15.6)            (0.3)%
 Non-cash conversion of Series A
   Preferred Stock........................                    --            --%              (496.6)(C)         (9.5)%
                                               --------------------                  -------------------
   Net income (loss) available to common
     shareholders.........................     $           27.7            0.5%      $       (463.5)            (8.8)%
                                               ====================                  ===================
 Weighted average common and
   common equivalent shares...............                319.7                               203.8
                                               ====================                  ===================
 Income (loss) per common share from
   continuing operations..................     $           0.11                      $        (2.36)
                                               ====================                  ===================
 Income (loss) per common share...........     $           0.09                      $        (2.27)
                                               ====================                  ===================

 -----------------------------------------------------------------------------------------------------------------------
 Operating income before depreciation and
 amortization (B).........................     $        1,445.7          27.0%       $      1,580.7             30.1%
 -----------------------------------------------------------------------------------------------------------------------

(A) Interest expense and other for 2004 and 2003 includes: (a) $156.2 million (or $0.29 per share) and $108.1 million (or $0.32 per share), respectively, related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt, and (b) $9.6 million (or $0.02 per share) and $24.9 million (or $0.07 per share) of net gain, respectively, related to non-hedge accounting interest rate swap contracts and amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts.

(B) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations is not reported in this amount.

(C) In December 2003, we completed the exchange of all of the Series A Preferred Stock outstanding for 110.5 million shares of our common stock. Due to a change in the original conversion terms, we were required to quantify the accounting effect of the change in conversion terms and reduce net income available to common shareholders by the corresponding amount. This amount has no effect on shareholders' equity because offsetting amounts are recorded to additional paid-in capital.

                                                                   EXHIBIT 99.2
                                                                   ------------

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
             (amounts in millions, except percentages and tons data)
                                   (unaudited)

                                                                  For the Three Months Ended December 31,
                                                                ---------------------------------------------
                                                                        2004                    2003
                                                                ---------------------    --------------------

Revenue --
  Gross revenue...........................................       $         1,664.6        $       1,626.0
  Less intercompany revenue...............................                  (317.4)                (313.5)
                                                                 ---------------------    --------------------
    Net Revenue...........................................       $         1,347.2        $       1,312.5
                                                                 =====================    ====================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................       $           292.2        $         285.3
  Commercial..............................................                   335.6                  340.2
  Roll-off................................................                   296.5                  290.4
  Recycling...............................................                    53.0                   51.9
                                                                 ---------------------    --------------------
     Total Collection.....................................                   977.3                  967.8
Disposal --
  Landfill (net of $195.8 and $188.4 of intercompany).....                   161.0                  161.5
  Transfer (net of $103.9 and $103.9 of intercompany).....                   115.9                  100.3
                                                                 ---------------------    --------------------
     Total Disposal.......................................                   276.9                  261.8
Recycling - Commodity.....................................                    60.6                   52.6
Other.....................................................                    32.4                   30.3
                                                                 ---------------------    --------------------
    Total.................................................       $         1,347.2        $       1,312.5
                                                                 =====================    ====================

Internalization Based on Disposal Volumes.................                     73%                    72%
                                                                 =====================    ====================

Landfill Volumes in Tons..................................                  19,657                 19,153
                                                                 =====================    ====================

Year over Year Internal Growth (excluding commodity) (A):
    Average per unit price change.........................                    0.8%                    0.9%
    Volume change.........................................                    1.7%                    0.4%
                                                                 ---------------------    --------------------
        Total.............................................                   2.5%                    1.3%
                                                                 =====================    ====================

    Average price increases to customers..................                    2.1%                    2.1%
    Volume change.........................................                    0.4%                  (0.8)%
                                                                 ---------------------    --------------------
        Total.............................................                    2.5%                    1.3%
                                                                 =====================    ====================

Year over Year Internal Growth (including commodity) (B)..                   3.2%                    2.0%
                                                                 =====================    ====================

(A) We believe "internal growth" with the price change expressed with "average per unit price change" is more meaningful than "average price increases to customers" for evaluating the operating performance of our company. We have provided "average price increases to customers" because it may be a more comparable measure to other companies within our industry. Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(B) Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
             (amounts in millions, except percentages and tons data)
                                   (unaudited)

                                                                   For the Twelve Months Ended December 31,
                                                                 -------------------------------------------
                                                                         2004                    2003
                                                                 ---------------------   -------------------

Revenue --
  Gross revenue...........................................       $         6,641.4       $        6,510.1
  Less intercompany revenue...............................                (1,279.4)              (1,262.4)
                                                                 ---------------------   -------------------
    Net Revenue...........................................       $         5,362.0       $        5,247.7
                                                                 =====================   ===================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................       $         1,162.0       $        1,132.8
  Commercial..............................................                 1,350.4                1,373.8
  Roll-off................................................                 1,198.6                1,185.6
  Recycling...............................................                   208.6                  202.2
                                                                 ---------------------   -------------------
     Total Collection.....................................                 3,919.6                3,894.4
Disposal --
  Landfill (net of $783.4 and $763.7 of intercompany).....                   642.6                  633.4
  Transfer (net of $422.8 and $415.5 of intercompany).....                   436.0                  400.6
                                                                 ---------------------   -------------------
      Total Disposal......................................                 1,078.6                1,034.0
Recycling - Commodity.....................................                   235.4                  194.8
Other.....................................................                   128.4                  124.5
                                                                 ---------------------   -------------------
    Total.................................................       $         5,362.0       $        5,247.7
                                                                 =====================   ===================

Internalization Based on Disposal Volumes.................                     73%                    71%
                                                                 =====================   ===================

Landfill Volumes in Tons..................................                  78,067                 76,769
                                                                 =====================   ===================

Year over Year Internal Growth (excluding commodity) (A):
    Average per unit price change.........................                    0.9%                 (0.2)%
    Volume change.........................................                    1.2%                   1.7%
                                                                 ---------------------   -------------------
        Total.............................................                    2.1%                   1.5%
                                                                 =====================   ===================

    Average price increases to customers..................                    2.2%                   1.8%
    Volume change.........................................                  (0.1)%                 (0.3)%
                                                                 ---------------------   -------------------
        Total.............................................                    2.1%                   1.5%
                                                                 =====================   ===================

Year over Year Internal Growth (including commodity) (B)..                    2.8%                   1.8%
                                                                 =====================   ===================

(A) We believe "internal growth" with the price change expressed with "average per unit price change" is more meaningful than "average price increases to customers" for evaluating the operating performance of our company. We have provided "average price increases to customers" because it may be a more comparable measure to other companies within our industry. Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(B) Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                         INTEREST EXPENSE AND OTHER DATA
                              (amounts in millions)
                                   (unaudited)

                                                     For the Three Months                For the Twelve Months
                                                      Ended December 31,                   Ended December 31,
                                                --------------------------------    ---------------------------------
                                                    2004              2003               2004              2003
                                                -------------    ---------------    ---------------    --------------

Interest Expense and Other --
  Interest expense, gross..................     $    140.9       $      168.5       $      592.7       $     691.2
  Cash settlement of non-hedge accounting
    interest rate swap contracts...........           (0.6)              11.8                8.5              50.8
                                                -------------    ---------------    ---------------    --------------
                                                     140.3              180.3              601.2             742.0

  Interest income..........................           (0.4)              (1.5)              (2.5)             (3.4)
  Interest capitalized for development
    projects...............................           (3.1)              (4.1)             (13.0)            (15.7)
  Accretion of debt and amortization of
    debt issuance costs....................            6.7                7.0               27.0              31.8
                                                -------------    ---------------    ---------------    --------------
                                                     143.5              181.7              612.7             754.7

  Non-cash gain on non-hedge accounting
    interest rate swap contracts...........           (1.0)             (11.6)             (16.3)            (48.1)
  Amortization of accumulated other
    comprehensive loss for de-designated
    interest rate swap contracts...........             --                5.4                6.7              23.1
  Costs incurred to early extinguish debt..            4.6               37.3              156.2             108.1
                                                -------------    ---------------    ---------------    --------------
      Total interest expense and other.....          147.1              212.8              759.3             837.8
      Interest expense allocated to
        discontinued operations............             --               (0.7)              (0.4)             (4.9)
                                                -------------    ---------------    ---------------    --------------
      Interest expense and other from
        continuing operations..............     $    147.1       $      212.1       $      758.9       $     832.9
                                                =============    ===============    ===============    ==============



                           ALLIED WASTE INDUSTRIES, INC.
                                 SUMMARY DATA SHEET
                               (amounts in millions)
                                    (unaudited)


                                                                     For the Three           For the Twelve
                                                                      Months Ended            Months Ended
                                                                   December 31, 2004        December 31, 2004
                                                                ---------------------    ----------------------

 Acquisitions --
   Estimated annualized revenue acquired......................  $           8.6          $           16.6
   Estimated annualized revenue acquired
     (after intercompany eliminations)........................              8.6                      16.6

 Divestitures  --
   Estimated annualized revenue divested (including
       $40.6 related to discontinued operations for the
       twelve months ended December 31, 2004).................  $         (14.5)         $          (62.2)
   Estimated annualized revenue divested
     (after intercompany eliminations)........................            (13.1)                    (60.8)

 Capital Expenditures (for continuing operations) --
   Fixed asset purchases......................................  $         123.5          $          285.9
   Cell development...........................................             93.1                     297.0
                                                                ---------------------    ----------------------
      Total...................................................  $         216.6          $          582.9
                                                                =====================    ======================


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                                  BALANCE SHEET
                  (amounts in millions, except per share data)
                                   (unaudited)

                                                                                     December 31, 2004           December 31, 2003
                                                                                 ------------------------    ---------------------

ASSETS
  Current assets --
  Cash and cash equivalents...................................................   $            68.0           $             444.7
  Accounts receivable, net of allowance of $17.0 and $22.4....................               668.4                         651.3
  Prepaid and other current assets............................................                81.9                         108.8
  Deferred income taxes, net..................................................               104.3                          80.8
                                                                                 ------------------------    ---------------------
    Total current assets......................................................               922.6                       1,285.6
  Property and equipment, net.................................................             4,129.9                       4,018.9
  Goodwill, net...............................................................             8,202.0                       8,313.0
  Other assets, net...........................................................               230.8                         243.4
                                                                                 ------------------------    ---------------------
    Total assets..............................................................   $        13,485.3           $          13,860.9
                                                                                 ========================    =====================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt...........................................   $           327.8           $             249.6
  Accounts payable............................................................               582.8                         477.5
  Current portion of accrued capping, closure, post-closure and
    environmental costs.......................................................                95.0                          95.2
  Accrued interest............................................................               140.3                         174.1
  Other accrued liabilities...................................................               381.5                         352.6
  Unearned revenue............................................................               220.7                         218.8
                                                                                 ------------------------    ---------------------
    Total current liabilities.................................................             1,748.1                       1,567.8
  Long-term debt, less current portion........................................             7,429.2                       7,984.5
  Deferred income taxes.......................................................               207.7                         128.5
  Accrued capping, closure, post-closure and environmental costs,
   less current portion.......................................................               839.0                         790.1
  Other long-term obligations.................................................               656.4                         872.3
  Commitments and contingencies
  Stockholders' equity --
  Series C senior mandatory convertible preferred stock, $.10 par value, 6.9 million shares authorized, issued and outstanding, liquidation
    preference of $50.00 per share, net of $12 million of issuance costs......               333.1                         333.1
  Common stock................................................................                 3.2                           3.2
  Additional paid-in capital..................................................             2,331.3                       2,318.5
  Other comprehensive loss....................................................               (69.4)                        (94.5)
  Retained earnings (deficit).................................................                 6.7                         (42.6)
                                                                                 ------------------------    ---------------------
    Total stockholders' equity................................................             2,604.9                       2,517.7
                                                                                 ------------------------    ---------------------
    Total liabilities and stockholders' equity................................   $        13,485.3           $          13,860.9
                                                                                 ========================    =====================
Days sales outstanding........................................................            45 days                      45 days
                                                                                 ========================    =====================


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                             STATEMENT OF CASH FLOWS
                              (amounts in millions)
                                   (unaudited)

                                                                                    Three Months Ended
                                                                                     December 31, 2004
                                                                                 ------------------------

Operating activities --
  Net income....................................................................  $            17.4
  Discontinued operations, net of tax...........................................               (0.5)
  Adjustments to reconcile net income to cash provided by operating activities from continuing operations --
  Provisions for:
    Depreciation and amortization...............................................              138.1
    Doubtful accounts...........................................................                4.8
    Accretion of debt and amortization of debt issuance costs...................                6.7
    Deferred income taxes ......................................................               26.2
    Gain on sale of fixed assets................................................               (0.1)
    Non-cash gain on non-hedge accounting interest rate swap contracts..........               (0.9)
    Write-off of deferred debt issuance costs..................................                 0.8
    Non-cash reduction in acquisition accruals.................................                (3.5)
    Non-cash portion of restructuring costs.....................................               17.4
  Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
    Accounts receivable, prepaid expenses, inventories and other................               43.1
    Accounts payable, accrued liabilities, unearned income and other............               (9.9)
  Capping, closure and post-closure accretion...................................               12.0
  Capping, closure and post-closure expenditures................................              (28.8)
  Environmental expenditures....................................................              (10.8)
                                                                                  -----------------------
Cash provided by operating activities from continuing operations................              212.0
                                                                                  -----------------------
Investing activities --
    Cost of acquisitions, net of cash acquired..................................              (12.2)
    Proceeds from divestitures, net of cash divested............................               10.9
    Proceeds from sale of fixed assets..........................................                3.1
    Capital expenditures, excluding acquisitions................................             (216.6)
    Capitalized interest........................................................               (3.1)
    Change in deferred acquisition costs, notes receivable, and other, net......                3.5
                                                                                  -----------------------
Cash used for investing activities from continuing operations...................             (214.4)
                                                                                  -----------------------

Financing activities --
    Proceeds from long-term debt, net of issuance costs.........................              436.2
    Payments of long-term debt..................................................             (523.8)
    Payment of preferred stock dividend.........................................               (5.4)
    Change in disbursement account..............................................               94.9
    Net proceeds from exercise of stock options and other, net..................                1.4
                                                                                  -----------------------
Cash provided by financing activities from continuing operations................                3.3
                                                                                  -----------------------

Cash provided by discontinued operations........................................                0.4
                                                                                  -----------------------
Increase in cash and cash equivalents...........................................                1.3
Cash and cash equivalents, beginning of period..................................               66.7
                                                                                  -----------------------
Cash and cash equivalents, end of period........................................  $            68.0
                                                                                  =======================

                                     6

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              FREE CASH FLOWS DATA
                              (amounts in millions)
                                   (unaudited)
                                                                                     For the Three        For the Twelve
                                                                                      Months Ended         Months Ended
                                                                                   December 31, 2004     December 31, 2004
                                                                                  -------------------   ------------------

Free Cash Flow *:
           Operating income before depreciation and amortization *........... $        331.7          $     1,445.7
             Other non-cash items:
             Capping, closure and post-closure accretion.....................           12.0                   47.9
             Doubtful accounts...............................................            4.8                   18.6
             Gain on sale of fixed assets....................................           (0.1)                  (4.9)
             Non-cash portion of restructuring costs.........................           17.4                   17.4
             Non-cash reduction in acquisition accruals......................           (3.5)                 (11.9)

Less:      Cash interest.....................................................         (154.8)                (633.2)
           Cash taxes........................................................           (1.5)                 (36.5)
           Payment of preferred stock dividends..............................           (5.4)                 (21.6)
           Capping, closure, post-closure and environmental expenditures.....          (39.6)                 (90.4)
           Capital expenditures, excluding acquisitions......................         (216.6)                (582.9)
           Changes in working capital........................................          128.0                   18.9
           Remove change in accrued interest and accrued taxes from
              working capital................................................           16.7                   51.5
                                                                             -------------------     ----------------
                Free cash flow ..............................................           89.1                  218.6

                 Cash used for discontinued operations.......................           (0.1)                  (2.3)
                 Proceeds from divestitures, net of cash divested............           10.9                   57.7
                 Cost of acquisitions, net of cash acquired..................          (12.2)                 (21.5)
                 Other investing activities, net.............................            6.8                   21.9
                 Debt issuance costs.........................................           (0.7)                 (38.3)
                 Premiums on debt repurchases................................           (3.8)                (129.6)
                 Accretion and other.........................................           (8.4)                  (6.1)
                 Change in cash..............................................           (1.3)                 376.7
                                                                             ------------------      ------------------
                      Decrease in debt....................................... $         80.3         $        477.1

                 Debt balance at beginning of period......................... $      7,837.3         $      8,234.1
                 Decrease in debt............................................          (80.3)                (477.1)
                                                                              ------------------    ------------------
                      Debt balance at end of period.......................... $      7,757.0         $      7,757.0
                                                                              ==================    ==================




* See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.


                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)

Following is our debt maturity schedule as of December 31, 2004 (amounts in millions).

               Debt                   2005        2006        2007         2008         2009        2010     Thereafter       Total
---------------------------------   ----------  ---------  ----------  ----------- ---------  ----------  ------------  -----------
Revolving Credit Facility  (A):....  $     --   $     --   $      --    $      --   $    --    $      --   $       --    $       --
Term loan B........................      15.0       15.0        15.0         15.0      15.0      1,087.9           --       1,162.9
Term Loan C........................       3.1        3.1         3.1          3.1       3.1        229.9           --         245.4
Term Loan D........................       1.9        1.9         1.9          1.9       1.9        137.7           --         147.2
Receivables secured loan (B).......     209.9         --          --           --        --           --           --         209.9
7.875% BFI Senior notes............      69.5         --          --           --        --           --           --          69.5
7.625% Senior notes................        --      600.0          --           --        --           --           --         600.0
8.875% Senior notes................        --         --          --        600.0        --           --           --         600.0
8.50% Senior notes.................        --         --          --        750.0        --           --           --         750.0
6.375% BFI Senior notes ...........        --         --          --        161.2        --           --           --         161.2
10.00% Senior sub notes ...........        --         --          --           --     195.0           --           --         195.0
6.50% Senior notes.................        --         --          --           --        --        350.0           --         350.0
5.75% Senior notes due 2011........        --         --          --           --        --           --        400.0         400.0
6.375% Senior notes due 2011.......        --         --          --           --        --           --        275.0         275.0
9.25% Senior notes due 2012........        --         --          --           --        --           --        375.0         375.0
7.875% Senior notes due 2013.......        --         --          --           --        --           --        450.0         450.0
7.375% Senior  unsecured notes
  due 2014.........................        --         --          --           --        --           --        400.0         400.0
6.125% Senior notes due 2014.......        --         --          --           --        --           --        425.0         425.0
9.25% BFI debentures due 2021......        --         --          --           --        --           --         99.5          99.5
7.40% BFI debentures due 2035......        --         --          --           --        --           --        360.0         360.0
4.25% Senior sub convertible
  debentures due 2034..............        --         --          --           --        --           --        230.0         230.0
Other debt.........................      28.4        8.7         2.9          1.7       1.9         25.2        267.4         336.2
                                     ---------  ---------  ----------   ---------- ---------- ----------- -----------   ------------
Total principal due................  $  327.8   $  628.7   $    22.9    $ 1,532.9   $ 216.9    $ 1,830.7   $  3,281.9    $  7,841.8
Discount, net......................                                                                                           (84.8)
                                                                                                                         -----------
Total debt balance.................                                                                                      $  7,757.0
                                                                                                                         ===========

(A) At December 31, 2004, under our 2003 Credit Facility, we had a revolver capacity commitment of $1.5 billion with no balance outstanding and $716.7 million of letters of credit outstanding, providing us remaining availability of $783.3 million. In addition, we had an institutional letter of credit facility of $198.0 million available under the 2003 Credit Facility, all of which was used for letters of credit outstanding.

(B) The receivables secured loan is a 364 day facility. On October 1, 2004, we increased our receivables secured loan program by $75 million and extended the maturity from March 2005 to May 2005. At that time, we intend to renew the loan agreement. If we are unable to renew the loan agreement, we would refinance any amounts outstanding with our revolving credit facility which matures in 2008 or with other long-term borrowings. Although we intend to renew the loan agreement in May 2005 and do not expect to repay the amounts within the next twelve months, the loan is classified as current because it has a contractual maturity of less than one year.



                                                                               Actual at
                                                                           December 31, 2004
                                                                         ----------------------
                                                                          (in millions, except
                                                                              percentage)

 Capital Structure:
    Long-term debt (including current portion)........................  $       7,757.0
    Equity............................................................  $       2,604.9
                                                                      -------------------------
    Debt to total capitalization......................................             74.9%
                                                                      -------------------------



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                         EARNINGS PER SHARE COMPUTATION
                   (amount in millions, except per share data)
                                   (unaudited)


                                                     Three Months Ended              Twelve Months Ended
                                                        December 31,                       December 31,
                                               ---------------------------------  -------------------------------
                                                    2004              2003             2004             2003
                                               ----------------   --------------  ---------------  --------------

Diluted earnings per share computation:
Income from continuing operations...........   $       16.9       $      16.1     $       58.0     $      111.2
Less: Dividends on preferred stock..........           (5.4)            (23.8)           (21.6)           (95.6)
      Non-cash conversion of Series A
        Preferred Stock ....................             --            (496.6)              --           (496.6)
                                               ----------------   --------------  ---------------  --------------
Income (loss) from continuing operations
  available to common shareholders..........   $       11.5       $    (504.3)    $       36.4     $     (481.0)
                                               ================   ==============  ===============  ==============
Weighted average common shares
   outstanding..............................          315.7             220.3            315.0            203.8
Dilutive effect of stock, stock options,
  warrants and contingently issuable shares.            3.9                 --             4.7               --
                                               ----------------   --------------  ---------------  --------------
Weighted average common and common
  equivalent shares outstanding.............          319.6             220.3            319.7            203.8
                                               ================   ==============  ===============  ==============
Diluted earnings per share from
   continuing operations....................   $       0.04       $     (2.29)    $       0.11     $      (2.36)
                                               ================   ==============  ===============  ==============


















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